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                                                                    EXHIBIT 10.6

                             ORIGEN FINANCIAL, INC.

                           2003 EQUITY INCENTIVE PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT

         Pursuant to the Origen Financial, Inc. 2003 Equity Incentive Plan (the "Plan"), Origen Financial, Inc., a Delaware corporation (the "Company"), hereby grants to ________________ (the "Optionee") a non-qualified stock option (the "Option") to purchase ______ shares of the Company's common stock, $0.01 par value per share (the "Shares"), at a price of $10.00 per share (the "Option Price"), on the terms and conditions contained in this Non-Qualified Stock Option Agreement (the "Agreement") and subject to all the terms and conditions of the Plan. The Option is granted as of __________, 200__ (the "Date of Grant") and shall expire on __________, 201__ (the "Expiration Date"). The Option is designated as a Performance Based Option but this Option is not intended to, and does not, constitute an Incentive Stock Option. All capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Plan.

         1. Timing of Exercise. Subject to the discretion of the Administrator to accelerate the vesting schedule hereunder, the Option shall become vested and exercisable with respect to the following whole number of Shares according to the following schedule:

                  (a) One third (1/3) of the Shares, on the earlier of (i) the consummation of the Company's initial public offering of its common stock, or (ii) that date which is three years from the Date of Grant (in either case, the "Initial Vesting Date");

                  (b) One third (1/3) of the Shares, on the first anniversary of the Initial Vesting Date; and

                  (c) The final one third (1/3) of the Shares, on the second anniversary of the Initial Vesting Date.

Any Shares not purchased by Optionee at the time Optionee is first eligible to exercise the Option for such Shares, as determined by this Section 1, may be purchased by Optionee at any time thereafter but, in no event, later than the Expiration Date.

         2. Termination of Service. If the Optionee ceases to be an employee, consultant or independent contractor of the Company or any Subsidiary, the Option is subject to earlier termination in accordance with Section 8.02 of the Plan.

         3. Manner of Exercise. Subject to paragraph 4 below, the Option may be exercised, in accordance with paragraph 1 above, in whole or in part by delivery of a written notice to the Company's Secretary specifying the number of Shares to be purchased and accompanied by payment for those Shares and any applicable withholding taxes. The Option Price shall be paid in cash, by certified or bank check or other instrument acceptable to the Administrator. The Administrator may also permit payment to be made in such other manner as the Administrator deems appropriate and in compliance with applicable law. The Option shall be exercised in accordance with such administrative regulations as the Administrator of the Plan shall from time to time adopt. Payment instructions will be received subject to collection. The delivery of certificates

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representing the shares of Common Stock to be purchased pursuant to the exercise of the Option will be contingent upon receipt by the Company of the full Option Price for such shares and any required withholding taxes, and the fulfillment of any other requirements contained in the Plan, this Agreement or applicable provisions of law.

         4. Trading Policy Restrictions. Option exercises shall be subject to such Company trading-policy-related restrictions, terms and conditions as may be established by the Administrator, or in accordance with policies set by the Administrator, from time to time.

         5. Rights as a Stockholder. The Optionee shall have the rights of a stockholder only as to shares of Common Stock acquired upon exercise of the Option and not as to any shares of Common Stock covered by unexercised Options.

         6. Tax Withholding. No later than the date on which part or all of the value of any shares of Common Stock received under the Plan first becomes includible in the Optionee's gross income for federal income tax purposes, the Optionee shall make arrangements with the Administrator in accordance with
Section 12.04 of the Plan regarding the payment of any federal, state or local taxes required to be withheld with respect to such income.

         7. No Right to Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee in the employment of, or service to, the Company, and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of, or consulting relationship with, the Optionee at any time.

         8. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

         9. Purchase Only for Investment. To insure the Company's compliance with the Securities Act of 1933, as amended, the Optionee agrees for himself or herself, the Optionee's legal representative and estate, or other persons who acquire the right to exercise this Option upon his or her death, that Shares will be purchased in the exercise of the Option for investment purposes only and not with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus delivery requirements of that Act.

         10. Governing Law. This Agreement and the Option shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

         11. Optionee's Acceptance of Agreement. The Option is conditioned upon the acceptance by Optionee of the terms of this Agreement and of the Plan, as evidenced by Optionee's execution of this Agreement and the return of an executed copy to the Secretary of the Company no later than thirty days after the date set forth in the following paragraph. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts,

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each of which shall be deemed an original, but all of which shall constitute one and the same document.

         IN WITNESS WHEREOF, the Company hereby executes this Agreement as of the Date of Grant.

                                       ORIGEN FINANCIAL, INC., a Delaware
                                       corporation

                                       By: ____________________________________

                                       Its: ___________________________________

         The undersigned hereby acknowledges receipt of the foregoing Option and agrees to all of the terms and conditions of the Agreement and the Plan.

                                       _________________________________________
                                       Signature of Optionee

                                       _________________________________________
                                       Name of Optionee

                                       _________________________________________
                                       Date

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